EXHIBIT 10.22
SECOND AMENDMENT

AGREEMENT, made this 3rd day of February, 2006, entered into between GLORIOUS SUN ROBERT MARTIN, L.L.C., New York limited liability company, having an office at c/o Mack-Cali Realty Corporation, 100 Clearbrook Road, Elmsford, New York 10523 (herein referred to as "Landlord"), and TRAFFIX, INC. (formerly known as Quintel Communications, Inc., which was formerly known as Quintel Entertainment, Inc.), a Delaware corporation, having its principal place of business at One Blue Hill Plaza, Pearl River, New York 10965.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a written lease agreement dated May 16, 1996, as amended by First Amendment dated July 27, 2000 (herein collectively referred to as the "Lease") wherein and whereby Landlord currently leases to Tenant and Tenant currently hires from Landlord approximately 14,220 rentable square feet in the building known as One Blue Hill Plaza, Pearl River, New York for a term which currently expires on July 31, 2006, and

WHEREAS, the parties hereto desire to amend and extend the term of said Lease pursuant to the terms and provisions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, each to the other in hand paid, IT IS AGREED as follows:

1. The Lease is hereby extended for a period of five (5) years three and one-half (3.5) months commencing August 1, 2006 and expiring on November 15, 2011 (“Renewal Term”).

2. During the Renewal Term, the following shall be effective:

a) the fixed rent set forth in Section 3.01(a) of the Lease (which includes Electric Rent pursuant to Article 21 of the Lease) shall be as follows:

Period	Annual Rent	Monthly Rent	Annual Per Sq. Ft. Rent
8/1/06 - 11/15/11	$305,730.00	$25,477.50	$21.50

Notwithstanding anything herein to the contrary, provided Tenant is not in default under the Lease, Tenant shall have no obligation to pay fixed rent for the three and one-half (3.5) month period commencing on August 1, 2006 and expiring on November 14, 2006 and Tenant’s obligation to pay fixed rent for the Renewal Term shall commence on November 15, 2006.

b) The definition of Base Tax set forth in the first sentence of Section 4.01(b) of the Lease shall be deleted in its entirety and the following shall be substituted in its place:

“(b)‘Base Tax’ shall mean a sum determined by applying the tax rates set forth on tax bills rendered by the taxing authorities for the fiscal tax year 2006/2007 for fiscal year taxes and the calendar year 2006 for calendar year taxes of each such taxing authority to the assessed valuations (after any reduction in said assessment as a result of any tax abatement or other tax relief of any nature whatsoever) of the Real Property for the fiscal tax year 2006/2007 for fiscal year taxes and the calendar year 2006 for calendar year taxes.”

c) The definition of Base Operating Expenses set forth in the first sentence of Section 4.01(d) of the Lease shall be deleted in its entirety and the following shall be substituted in its place:

“(d) ‘Base Operating Expenses’ shall mean Operating Expenses for the 2006 calendar year (“Base Expense Year”).”

d) Section 16.01(a) of the Lease is amended by deleting “ten (10) spaces for executive cars” and inserting “fourteen (14) spaces for executive cars” in its place, and by deleting “sixty (60) spaces for employee cars” and inserting fifty-six (56) spaces for employee cars” in its place.

e) Article 17 (Tenant’s Changes) of the Lease is hereby amended as follows: (i) by deleting the reference to “$50,000.00” in Section 17.01(f) and substituting “$100,000.00” in its place; and (ii) by deleting the reference to “$100,000.00” in Section 17.03 and substituting “$200,000.00” in its place.

3. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Demised Premises in its "AS-IS" condition for the Renewal Term, under the terms and conditions set forth herein. Landlord represents that to the best of Landlord’s knowledge, that (i) the Building complies with all codes including, fire, the Americans with Disabilities Act, life, safety, environmental and OSHA and (ii) there are no asbestos, PCB’s and other hazardous materials in the Building in violation of environmental laws. Landlord shall comply with and cause the Building to comply with all laws and requirements of public authorities including environmental laws and all codes including, fire, the Americans with Disabilities Act, life, safety, environmental and OSHA.

4. A new Article 48 (Option to Renew) of the Lease shall be added to the Lease as follows:

“48.01. Option to Renew.

(a) If the term of this lease shall then be in full force and effect and Tenant has complied fully with its obligations hereunder, Tenant shall have the option to extend the term of this lease for a period of either (i) three (3) years or (ii) five (5) years (the "Extension Term") commencing on the day immediately following the Expiration Date, provided however that Tenant shall give Landlord notice of its election to extend the term, which notice shall state whether Tenant has elected to extend the term for 3 years or 5 years, and which notice shall be given no earlier than fifteen (15) months prior to the Expiration Date nor later than twelve (12) months prior to the Expiration Date of the term. Time shall be of the essence in connection with the exercise of Tenant's option pursuant to this Article.

(b) Such extension of the term of this lease shall be upon the same covenants and conditions, as herein set forth except for the fixed rent (which shall be determined in the manner set forth below), and except that Tenant shall have no further right to extend the term of this lease after the exercise of the single option described in paragraph (a) of this Section. If Tenant shall duly give notice of its election to extend the term of this lease, the Extension Term shall be added to and become a part of the term of this lease (but shall not be considered a part of the initial term), and any reference in this lease to the "term of this lease", the "term hereof", or any similar expression shall be deemed to include such Extension Term, and, in addition, the term "Expiration Date" shall thereafter mean the last day of such Extension Term. Landlord shall have no obligation to perform any alteration or preparatory or other work in and to the Demised Premises or to make any contribution toward the cost thereof and Tenant shall continue possession thereof in its "as is" condition.

(c) If Tenant exercises its option for the Extension Term, the fixed rent during the Extension Term shall be the fair market rent for the Demised Premises, as hereinafter defined.

(d) Landlord and Tenant shall use their best efforts, within 30 days after Landlord receives Tenant's notice of its election to extend the term of this lease for the Extension Term ("Negotiation Period"), to agree upon the fixed rent to be paid by Tenant during the Extension Term. If Landlord and Tenant shall agree upon the fixed rent for the Extension Term, the parties shall promptly execute an amendment to this lease stating the fixed rent for the Extension Term.

(e) If the parties are unable to agree on the fixed rent for the Extension Term during the Negotiation Period, then within 15 days after notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Demised Premises for the Extension Term. Each such person shall be a real estate broker or appraiser with at least ten years' active commercial real estate appraisal or brokerage experience (involving the leasing of office space as agent for both landlords and tenants) in Rockland County. If a party does not appoint a person to act as an appraiser within said 15 day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain also the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within 45 days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within 15 days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said 15 day period, the third person shall be appointed by the American Arbitration Association, upon the application of Landlord or Tenant to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear 50% of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the American Arbitration Rules for the Real Estate Industry then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this lease.

Notwithstanding the foregoing, in no event shall the fixed rent during the Extension Term be less than the fixed rent during the last year of the term of this lease immediately prior to the Extension Term.

(f) After the fair market rent for the Extension Term has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this lease stating the fixed rent for the Extension Term.

(g) If the fixed rent for the Extension Term has not been agreed to or established prior to the commencement of the Extension Term, then Tenant shall pay to Landlord an annual rent ("Temporary Rent") which Temporary Rent shall be equal to 150% of the fixed rent payable by Tenant for the last year of the term immediately preceding the Extension Term. Thereafter, if the parties shall agree upon a fixed rent, or the fixed rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such fixed rent is greater than the Temporary Rent, Tenant shall promptly pay to Landlord the difference between the fixed rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such fixed rent is less than the Temporary Rent, Landlord shall credit to Tenant's subsequent monthly installments of fixed rent the difference between the Temporary Rent and the fixed rent determined by agreement or the appraisal process.

(h) In describing the fair market rent during the Extension Term, the appraiser or appraisers shall be required to take into account that the Demised Premises are being leased in its then as-is condition without any further improvements and taking into consideration the rentals at which leases are then being concluded (as of the last day of the term) (for 3 or 5 year leases, as the case may be, without renewal options with the lessor and lessee each acting prudently, with knowledge and for self-interest, and assuming that neither is under undue duress) for comparable space in the Building and in comparable office buildings in the Town of Orangetown.

(i) The option granted to Tenant under this Article 48 may be exercised only by Tenant, its affiliates, permitted successors and assigns, and not by any subtenant or any successor to the interest of Tenant by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Tenant or substantially all of Tenant's property. Tenant shall have no right to exercise this option subsequent to the date Landlord shall have the right to give the notice of termination referred to in Article 32 unless Tenant cures the default within the applicable grace period. Notwithstanding the foregoing, Tenant shall have no right to extend the term if, at the time it gives notice of its election (i) Tenant shall not be in occupancy of substantially all of the Demised Premises or (ii) the Demised Premises or any part thereof shall be the subject of a sublease. If Tenant shall have elected to extend the term, such election shall be deemed withdrawn if, at any time after the giving of notice of such election and prior to the commencement of the Extension Term, Tenant shall sublease all or any portion of the Demised Premises.”

5. A new Article 49 (Option for Additional Space) shall be added to the Lease as follows:

“49.01 Option for Additional Space.

A. (i) Subject to the provisions of this Article, Tenant shall have the option to lease from Landlord the balance of the space on the fifth (5th ) floor of the Building ("Additional Space") at the expiration of the existing space leases for such Additional Space which is currently leased and at the expiration of the initial space leases for such Additional Space which is currently vacant, subject in either event, to Landlord’s right to renew such leases, the existing rights of existing tenants and the requirements of tenants leasing more than 14,220 rentable square feet. If the term of this lease shall be in full force and effect on the expiration or termination date of the existing space leases for such Additional Space which is currently leased and at the expiration of the initial space leases for such Additional Space which is currently vacant, subject to Landlord’s right to renew such leases, the existing rights of existing tenants and the requirements of larger tenants, and the date upon which Tenant shall exercise the option hereinafter referred to, Tenant shall have the option to lease all, but not less than all of the Additional Space on an as-is basis, provided Tenant gives Landlord written notice of such election within 10 business days after Tenant shall receive Landlord's notice that such Additional Space is available for leasing to Tenant. If Tenant fails or refuses to exercise this option within the time period set forth above (time being of the essence), then and in such event Tenant shall have no further rights under this Section with respect to such Additional Space. If Tenant shall elect to lease all or any portion of the Additional Space (a) the Additional Space shall be deemed incorporated within and part of the Demised Premises on the date Landlord shall notify Tenant that such Additional Space is ready for occupancy by Tenant, (b) the fixed rent payable pursuant to Section 3.01 shall be increased by an amount such that during the balance of the term of this lease the fixed rent for each square foot of Rentable Area in the Additional Space shall be at the then fair market rent which sum shall be determined in the manner set forth in Section (ii), plus Electric Rent pursuant to Article 21, (c) Tenant's Proportionate Share shall be proportionately increased, (d) the number of parking spaces available to Tenant pursuant to Article 16 shall be increased by three (3) spaces per 1,000 square feet of Rentable Area in the Additional Space, and (e) all the other terms and provisions set forth in this lease shall apply, except that Landlord shall not be required to perform any work with respect to the Additional Space or make any contribution toward the cost thereof. The parties shall promptly execute an amendment of this lease confirming Tenant's election to lease said Additional Space and the incorporation of said Additional Space into the Demised Premises.

(ii) Landlord and Tenant shall use their best efforts, within 30 days after Landlord receives Tenant's notice of its election to lease said Additional Space, ("Negotiation Period") to agree upon the fixed rent to be paid by Tenant for said Additional Space. If Landlord and Tenant shall agree upon the fixed rent, the parties shall promptly execute an amendment to this lease stating the fixed rent for the Additional Space.

If the parties are unable to agree on the fixed rent for said Additional Space during the Negotiation Period, then within 15 days notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Additional Space. Each such person shall be a real estate broker or appraiser with at least ten years' active commercial real estate appraisal or brokerage experience (involving the leasing of similar space as agent for both landlords and tenants) in Rockland County. If a party does not appoint a person to act as an appraiser within said 15 day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within 45 days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within 15 days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said 15 day period, the third person shall be appointed by the American Arbitration Association, upon the application of Landlord or Tenant to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear 50% of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the American Arbitration Rules for the Real Estate Industry then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this lease.

After the fixed rent for the Additional Space has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this lease stating the fixed rent for the Additional Space.

If the fixed rent for said Additional Space has not been agreed to or established prior to the incorporation of said Additional Space in the demised premises, then Tenant shall pay to Landlord an annual rent ("Temporary Rent") which Temporary Rent on a per square foot basis shall be equal to the Fixed rent, on a per square foot basis, then being paid by Tenant for the Demised Premises.

Thereafter, if the parties shall agree upon a fixed rent, or the Fixed rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed rent is greater than the Temporary Rent, Tenant shall promptly pay to Landlord the difference between the Fixed rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such fixed rent is less than the Temporary Rent, Landlord shall credit to Tenant's subsequent monthly installments of fixed rent the difference between the Temporary Rent and the fixed rent determined by agreement or the appraisal process.

In determining the fair market rent for said Additional Space, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded for comparable space in the Building and in comparable buildings in the County of Rockland, New York. In no event shall the fixed rent for the Additional Space, on a per square foot basis, be less than the fixed rent for the Demised Premises, on a per square foot basis.

B. The option granted to Tenant under this Article 49 may be exercised only by Tenant, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Tenant by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Tenant or substantially all of Tenant's property. Tenant shall have no right to exercise any of such options subsequent to the date Landlord shall have the right to give the notice of termination referred to in Article 32. Notwithstanding the foregoing, Tenant shall have no right to exercise the option granted to Tenant hereunder if, at the time it gives notice of such election (i) Tenant shall not be in occupancy of substantially all of the Demised Premises or (ii) the Demised Premises or any part thereof shall be the subject of a sublease. If Tenant shall have elected to exercise its option hereunder, such election shall be deemed withdrawn if, at any time after the giving of notice of such election and prior to the occupancy of the Additional Space, Tenant shall sublease all or any part of the Demised Premises.”

6. Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to the Lease, including, but not limited to, the fixed rent, to any person, corporation, partnership, association, newspaper, periodical or other entity except pursuant to a valid business purpose or as required by law, subpoena or other legal process or disclosure requirements applicable to a public company. This non-disclosure and confidentiality agreement shall be binding upon Tenant without limitation as to time, and a breach of this paragraph shall constitute a material breach under the Lease.

7. Tenant represents that it has dealt with no broker in connection with this Second Amendment except Grubb & Ellis New York, Inc. and Mack-Cali Realty, L.P. and Tenant agrees to indemnify and hold Landlord harmless from any and all claims arising out of a breach of such representation and based thereupon, Landlord agrees to pay any commission due to Grubb & Ellis New York, Inc. and Mack-Cali Realty, L.P. pursuant to separate agreement with said brokers.

8. Tenant hereby represents to Landlord that to its knowledge (i) there exists no default under the Lease either by Tenant or Landlord; (ii) Tenant is entitled to no credit, free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Tenant’s obligation under the Lease. Landlord represents to that to its knowledge there exists no default by Tenant under the Lease.

9. Except as otherwise set forth herein, all the other terms and provisions contained in the Lease shall remain in full force and effect.

10. It is understood and agreed that this Second Amendment is submitted to the Tenant for signature with the understanding that it shall not bind the Landlord unless and until it has been executed by the Landlord and delivered to the Tenant or Tenant's attorney.

11. The Lease, as hereby amended, shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

GLORIOUS SUN ROBERT MARTIN, L.L.C.
By:	RM Blue Hill, LLC, member

By:	/s/
Vice President

TRAFFIX, INC.

By:	/s/
Name: Jeffrey L. Schwartz
Title: CEO